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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                PHARMAPRINT INC.
                           (A CALIFORNIA CORPORATION)
                                      INTO
                                PHARMAPRINT INC.
                            (A DELAWARE CORPORATION)



     PHARMAPRINT INC., a corporation organized and existing under the laws of the State of California ("Parent"),

     DOES HEREBY CERTIFY:

     FIRST:    That Parent was incorporated on the 15th day of September, 1994, pursuant to the General Corporation Law of the State of California, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state.

     SECOND:   That Parent owns all of the outstanding shares of the stock of
PharmaPrint Inc., a corporation incorporated on the 27th day of August, 1997 pursuant to the Delaware General Corporation Law of the State of Delaware ("Delaware Sub").

     THIRD:    That the directors of Parent, by the following resolutions of its
Board of Directors, duly adopted at a meeting held on the 20th day of August, 1997, determined to merge Parent into Delaware Sub:

          RESOLVED, that Parent merge, and it hereby does merge itself into Delaware Sub which assumes all of the obligations of Parent;

          FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of State of the State of Delaware; and

          FURTHER RESOLVED, that the proper officers of Parent be and each of them is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Parent into Merger Sub and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger.

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     FOURTH:   That the proposed merger has been adopted, approved, certified, executed and acknowledged by Parent in accordance with the laws of the State of California, under which Parent was organized.


     IN WITNESS WHEREOF, Parent has caused this Certificate to be signed by James R. Wodach, its Senior Vice President, this __th day of September, 1997.


                                        PHARMAPRINT INC.


                                    By:----------------------------------------
                                        James R. Wodach, Senior Vice President




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